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                                                                   Exhibit 99.1

[FORM OF REVOCABLE PROXY]

                         PEOPLES COMMUNITY BANCORP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEOPLES COMMUNITY BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 28, 2001 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby appoints the Board of Directors of Peoples Community Bancorp, Inc. (the "Company"), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on January 19, 2001 at the Annual Meeting of Stockholders to be held at ________________, located at ______________, ______________, Ohio on February
28, 2001, at 10:00 a.m., Eastern Time, and any adjournment thereof.

1. PROPOSAL to adopt of the Agreement and Plan of Reorganization dated as of September 19, 2000, between the Company, Peoples Community Bank and Market Financial Corporation and Market Bank (the "Merger Agreement").


             FOR             AGAINST            ABSTAIN


2. The election as directors of all nominees listed (except as marked to the contrary below):


             FOR             WITHHOLD              FOR ALL EXCEPT


Nominees for three-year term expiring in 2004: Paul E. Hasselbring, Richard S. Johnston, Zane M. Brant


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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3. PROPOSAL to adopt the 2001 Stock Option Plan.


            FOR             AGAINST            ABSTAIN


4. PROPOSAL to adopt the 2001 Recognition and Retention Plan and Trust
Agreement.


            FOR             AGAINST            ABSTAIN


5. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of Grant Thornton LLP as the Company's independent auditors for the year ending September 30, 2001.


             FOR            AGAINST            ABSTAIN


6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1, 2, 3, 4 AND 5 ABOVE.


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         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE
COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, FOR ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, FOR ADOPTION OF THE 2001 STOCK OPTION PLAN, FOR ADOPTION OF THE 2001 RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


   Dated:                          , 2001
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                                              ---------------------------
                                                      Signatures



PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.